Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each of the Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, par value $0.0001 per share, of Rice Acquisition Corporation 3, and that this agreement may be included as an exhibit to such joint filing.

Dated: November 14, 2025

Rice Acquisition Sponsor 3 LLC

/s/ James Wilmot Rogers
Name:	James Wilmot Rogers
Title:

Attorney-in-Fact (pursuant to the Power of Attorney, dated September 30, 2025, filed with the Securities and Exchange Commission as Exhibit 24 to Form 3 filed by Rice Acquisition Sponsor 3 LLC on September 30, 2025)

Daniel J. Rice, IV

/s/ Daniel J. Rice, IV
Name:	Daniel J. Rice, IV
J. Kyle Derham

/s/ James Wilmot Rogers
Name:	James Wilmot Rogers
Title:	Attorney-in-Fact (pursuant to the Power of Attorney, dated September 30, 2025, filed with the Securities and Exchange Commission as Exhibit 24 to Form 3 filed by Mr. Derham on September 30, 2025)